                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE           Approved by:  Olga L. Conley
---------------------                         Chief Financial Officer
                                              (617) 376-4300
                                              URL: http://www.jjill.com

                                Contact:      Investor Relations:
                                              Suzanne Rosenberg/David Waldman
                                              Press:Michael McMullan/Kate Talbot
                                              Morgen-Walke Associates, Inc.
                                              (212) 850-5600


                THE J. JILL GROUP REPORTS SECOND QUARTER RESULTS
     COMPANY POSTS 28.5% NET SALES INCREASE -- NET INCOME INCREASES BY 26.5%


QUINCY, MA, JULY 31, 2001 - THE J. JILL GROUP, INC. (NASDAQ: JILL) today reported financial results for the second quarter ended June 30, 2001. Net sales for the second quarter increased by 28.5% to $66.2 million from $51.5 million reported in the prior year. Operating income for the quarter totaled $4.6 million or 7.0% of net sales compared to $3.8 million or 7.3% of net sales in the prior year. Net income for the period increased by 26.5% to $2.6 million from $2.0 million reported in the comparable period last year. Despite the 15.8% increase in weighted average shares outstanding resulting from the company's February 2001 private placement, earnings per share increased to $0.21 per diluted share in the second quarter of 2001 compared to $0.20 per diluted share in the second quarter of 2000.

For the six months ended June 30, 2001, J. Jill recorded net sales of $129.5 million compared to $100.1 million in the prior year. Operating income for the six-month period was $6.2 million or 4.8% of net sales compared to $5.1 million or 5.1% of net sales in the prior year. Net income for the period was $3.4 million or $0.27 per diluted share versus $2.6 million or $0.25 per diluted share in the comparable period last year.

All fiscal 2000 numbers have been restated to comply with the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS."

Gordon R. Cooke, President and Chief Executive Officer, commented, "We are extremely pleased with our Spring 2001 performance. Our ability to generate this level of earnings, in an economy that is undoubtedly impacting our top-line performance, is a testament to the way we are running our business. Across all areas of our company our execution is equal to or better than Fall 2000 when we achieved an outstanding sales and profit performance. Specifically, in inventory management our final fulfillment improved from 86.1% last Spring to 90.7% this Spring, driving our direct segment net sales growth for the season. In the contact center, the cost of handling a transaction has dropped by 25% from Spring 2000. In the distribution center, our units handled per hour productivity is up by 38% from Spring 2000. It is this successful operational execution that has enabled us to translate our net sales growth into significant earnings growth."

"Since the beginning of the year we have opened 10 new retail stores bringing our total number of stores to 32. We have already committed to 15 additional store locations for 2001 and we anticipate having a total of 47 stores open by year-end. During the second quarter, sales in our retail channel grew by nearly 350%, with retail now representing 24% of our total volume versus just 7% last year. J. Jill direct channel sales increased by 5% to $50.5 million as a result of improved fulfillment and lower returns. Catalog circulation and productivity per catalog mailed were both virtually equal to last year. Within the direct channel, sales through our e-commerce website increased by $6.6 million and totaled $13.1 million, or 26% of total direct channel volume, as compared to $6.5 million or 13% a year ago," continued Mr. Cooke.


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Page: 2

Gross margin for the second quarter of 2001 declined to 32.8% compared to 35.2% for the second quarter of 2000, primarily reflecting a more promotional retail environment. Additionally, gross margins have tended to be lower for J. Jill's retail segment than its direct segment because retail does not benefit from offsetting some of its cost of products via postage and handling income.

Second quarter selling, general and administrative expenses as a percentage of net sales decreased to 25.8% this year from 27.9% last year. This improvement can be attributed to cost containment and cost leveraging across both the direct and the retail segments.

In other developments, the company has recently renegotiated its revolving line of credit, bringing together a consortium of three banks and increasing the availability of the line to $50.0 million from $30.0 million.

Looking forward, the increased uncertainty surrounding the general economy has greatly limited the company's visibility into the second half of fiscal 2001. For that reason, at this point in time the company is not providing any financial targets for the remainder of the year or the year as a whole.

 "Obviously the lack of visibility is a concern, however, we remain confident that our multiple distribution channel strategy is right not only for our company but also for our customers. We have a powerful brand that is still in its infancy. We believe we have a sound future growth vehicle that has a national roll out potential of 300 to 500 stores. We have ample financial resources to execute this promising growth strategy. We have the management team and the infrastructure in place to support a much larger business. We will continue to execute this strategy for the long-term benefit of The J. Jill Group," concluded Mr. Cooke.

The J. Jill Group's conference call to discuss second quarter earnings will be broadcast live today at 10:00 a.m. Eastern Time at WWW.JJILLGROUP.COM, and will be archived online within one hour of the completion of the conference call. This archive will be available for 48 hours.

The J. Jill Group is a leading retailer of high quality women's apparel, accessories and footwear. The company currently markets its products through its retail stores, catalogs, and e-commerce website. J. Jill is designed to appeal to active, affluent women age 35 and older.

--------------------------------------------------------------------------------
THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. VARIOUS FACTORS COULD CAUSE THE RESULTS OF THE J. JILL GROUP TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
FOLLOWING: THE CONTINUED SUCCESS OR POSSIBLE FUTURE FAILURE OF THE RETAIL STORE INITIATIVE; THE ABILITY OF J. JILL TO EFFECTIVELY MANAGE ITS OPERATIONS AND GROWTH IN A MULTIPLE DISTRIBUTION CHANNEL ENVIRONMENT; SIGNIFICANT CHANGES IN CUSTOMER ACCEPTANCE OF J. JILL'S PRODUCT OFFERINGS; CHANGES IN COMPETITION IN THE APPAREL INDUSTRY; CHANGES IN CONSUMER SPENDING, FASHION TRENDS AND CONSUMER PREFERENCES; CHANGES IN, OR THE FAILURE TO COMPLY WITH, FEDERAL AND STATE TAX AND OTHER GOVERNMENT REGULATIONS; THE CUSTOMARY RISKS OF PURCHASING MERCHANDISE ABROAD, INCLUDING LONGER LEAD TIMES, HIGHER INITIAL PURCHASE COMMITMENTS AND FOREIGN CURRENCY FLUCTUATIONS; POSSIBLE FUTURE INCREASES IN EXPENSES AND LABOR AND EMPLOYEE BENEFIT COSTS; THE ABILITY OF J. JILL TO ATTRACT AND RETAIN QUALIFIED PERSONNEL; BUSINESS ABILITIES AND JUDGMENT OF MANAGEMENT; THE EXISTENCE OR ABSENCE OF BRAND AWARENESS; THE EXISTENCE OR ABSENCE OF PUBLICITY, ADVERTISING AND PROMOTIONAL EFFORTS; THE SUCCESS OR FAILURE OF OPERATING INITIATIVES; THE MIX OF J. JILL'S SALES BETWEEN FULL PRICE AND LIQUIDATION MERCHANDISE; GENERAL ECONOMIC AND BUSINESS CONDITIONS AND OTHER FACTORS, INCLUDING THOSE DETAILED FROM TIME TO TIME IN J. JILL'S SEC REPORTS, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FILED ON MARCH 29, 2001 J. JILL DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

THE J. JILL GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------

                                                              THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                       -------------------------------     ----------------------------------
                                                       JUNE 30,           JUNE 24,            JUNE 30,           JUNE 24,
IN THOUSANDS, EXCEPT PER SHARE DATA -- UNAUDITED         2001               2000                2001               2000
------------------------------------------------       -----------     ---------------     ---------------     --------------
                                                                         (RESTATED)                             (RESTATED)
Net sales                                                 $66,193             $51,494            $129,525           $100,085
Cost of products and merchandising                         44,517              33,357              88,712             67,504
-----------------------------------------------------------------------------------------------------------------------------
  Gross margin                                             21,676              18,137              40,813             32,581
Selling, general and administrative expenses               17,053              14,362              34,595             27,498
-----------------------------------------------------------------------------------------------------------------------------
  Operating income                                          4,623               3,775               6,218              5,083
Interest, net                                                 176                 319                 399                604
Income tax provision                                        1,868               1,417               2,444              1,834
-----------------------------------------------------------------------------------------------------------------------------
  Income before cumulative effect                           2,579               2,039               3,375              2,645
Cumulative effect of accounting change, net of tax              -                   -                   -                (65)
-----------------------------------------------------------------------------------------------------------------------------
  Net income                                               $2,579              $2,039              $3,375             $2,580
=============================================================================================================================

EARNINGS PER SHARE:
  Basic                                                     $0.22               $0.20               $0.29              $0.26
  Diluted                                                   $0.21               $0.20               $0.27              $0.25
=============================================================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                    11,888              10,013              11,577             10,010
  Diluted                                                  12,566              10,251              12,293             10,225
=============================================================================================================================


THE J. JILL GROUP
NET SALES SUMMARY
-----------------------------------------------------------------------------------------------------------------------------

                                                              THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                       -------------------------------     ----------------------------------
                                                       JUNE 30,           JUNE 24,            JUNE 30,           JUNE 24,
IN THOUSANDS -- UNAUDITED                                2001               2000                2001               2000
-------------------------                              -----------     ---------------     ---------------     --------------
                                                                         (RESTATED)                             (RESTATED)
J. Jill direct                                            $50,451             $47,843            $103,416            $94,697
J. Jill retail                                             16,063               3,579              26,850              4,580
-----------------------------------------------------------------------------------------------------------------------------
  J. Jill total                                            66,514              51,422             130,266             99,277
-----------------------------------------------------------------------------------------------------------------------------
Nicole Summers                                                  -                 321                  17              1,316
Other                                                        (321)               (249)               (758)              (508)
-----------------------------------------------------------------------------------------------------------------------------
  Total company net sales                                 $66,193             $51,494            $129,525           $100,085
=============================================================================================================================

THE J. JILL GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------------

                                                                          JUNE 30,                               JUNE 24,
IN THOUSANDS -- UNAUDITED                                                   2001                                   2000
-------------------------                                             ---------------                         --------------
                                                                                                                (RESTATED)
Assets:
Cash and cash equivalents                                                     $20,001                                 $3,129
Assets held for sale                                                                -                                  2,281
Inventory                                                                      39,454                                 24,364
Prepaid catalog expenses                                                        4,951                                  4,004
Deferred income taxes                                                           7,563                                  9,389
Other current assets                                                            5,458                                  4,294
-----------------------------------------------------------------------------------------------------------------------------
  Total current assets                                                         77,427                                 47,461
-----------------------------------------------------------------------------------------------------------------------------
Property and equipment                                                         72,292                                 53,749
Deferred income taxes                                                           1,222                                  1,926
Other non-current assets                                                        1,592                                  1,755
-----------------------------------------------------------------------------------------------------------------------------
  Total assets                                                               $152,533                               $104,891
=============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued expenses                                         $25,734                                $24,633
Current portion of long-term debt                                               1,896                                  3,118
-----------------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                    27,630                                 27,751
-----------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                 16,410                                 18,219
Other non-current liabilities                                                   6,878                                    400
-----------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                                            50,918                                 46,370
-----------------------------------------------------------------------------------------------------------------------------
Capital stock                                                                  92,618                                 63,078
Accumulated earnings (deficit)                                                  8,997                                 (4,557)
-----------------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                                 $152,533                               $104,891
=============================================================================================================================



THE J. JILL GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------

                                                                                          SIX MONTHS ENDED
                                                                       ------------------------------------------------------
                                                                          JUNE 30,                               JUNE 24,
IN THOUSANDS -- UNAUDITED                                                   2001                                   2000
-------------------------                                              ---------------                         --------------
                                                                                                                (RESTATED)
Cash flows provided by operating activities:
  Net income                                                                   $3,375                                 $2,580
  Depreciation and amortization                                                 3,942                                  2,462
  Deferred income taxes                                                           372                                  1,833
  Changes in assets and liabilities                                            (2,883)                                 1,087
-----------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                       4,806                                  7,962

Cash flows used in investing activities:
  Increase in cash held in escrow                                                (355)                                  (148)
  Additions to property and equipment                                         (11,963)                                (9,366)
-----------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                         (12,318)                                (9,514)

Cash flows provided by (used in) financing activities:
  Payments of debt                                                             (3,079)                                  (898)
  Proceeds from stock transactions                                             28,998                                     79
-----------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                            25,919                                   (819)

Net increase (decrease) in cash and cash equivalents                           18,407                                 (2,371)

Cash and cash equivalents at:
  Beginning of period                                                           1,594                                  5,500
-----------------------------------------------------------------------------------------------------------------------------
  End of period                                                               $20,001                                 $3,129
=============================================================================================================================

THE J. JILL GROUP                                                                      OPENING
STORE LISTING                                      LOCATION                             DATE
--------------------------------------------------------------------------------------------------
Natick Mall                                        Boston, MA                              Nov-99
Providence Place                                   Providence, RI                          Dec-99
Water Tower                                        Chicago, IL                             Apr-00
Mall of America                                    Minneapolis, MN                         Apr-00
Pacific Place                                      Seattle, WA                             Apr-00
The Westchester                                    White Plains, NY                        May-00
Tysons Corner                                      McLean, VA                              Jun-00
Flatiron Crossing                                  Denver, CO                              Aug-00
Galleria @ Roseville                               Sacramento, CA                          Aug-00
Ridgedale Center                                   Minneapolis, MN                         Aug-00
Old Orchard                                        Chicago, IL                             Sep-00
Pioneer Place                                      Portland, OR                            Sep-00
Southpark Mall                                     Charlotte, NC                           Sep-00
Walt Whitman                                       Long Island, NY                         Oct-00
Sommerset Collection                               Detroit, MI                             Oct-00
Riverchase Galleria                                Birmingham, AL                          Oct-00
Main Place                                         Santa Ana, CA                           Oct-00
Walden Galleria                                    Buffalo, NY                             Nov-00
Town Center Boca Raton                             Boca Raton, FL                          Nov-00
Perimeter Mall                                     Atlanta, GA                             Nov-00
South Shore Plaza                                  Boston, MA                              Nov-00
Crabtree Valley                                    Raleigh, NC                             Nov-00
Burlington Mall                                    Boston, MA                              Feb-01
Topanga Plaza                                      Los Angeles, CA                         Mar-01
Tucson Mall                                        Tucson, AZ                              Apr-01
Cherry Creek Mall                                  Denver, CO                              Apr-01
San Francisco Center                               San Francisco, CA                       Apr-01
Plaza Frontenac                                    St. Louis, MO                           Apr-01
Glendale Galleria                                  Los Angeles, CA                         May-01
Freehold Mall                                      Freehold, NJ                            Jun-01
Willowbrook Mall                                   Willowbrook, NJ                         Jul-01
Saddle Creek                                       Memphis, TN                             Jul-01

PROPOSED ADDITIONAL FISCAL 2001 LOCATIONS:
The Shops @ Willowbend                             Dallas, TX                                3Q01
Kierland Commons                                   Scottsdale, AZ                            3Q01
Avenue of the Peninsula                            Rolling Hills, CA                         3Q01
Ross Park Mall                                     Pittsburgh, PA                            3Q01
Paseo Colorado                                     Pasadena, CA                              3Q01
Bellevue Square                                    Seattle, WA                               4Q01
Country Club Plaza                                 Kansas City, MO                           4Q01
Danbury Fair                                       Danbury, CT                               4Q01
Sherman Oaks Fashion Square                        Los Angeles, CA                           4Q01
Chandler Fashion Center                            Chandler, AZ                              4Q01
University Town Center                             San Diego, CA                             4Q01
Polaris Fashion Place                              Columbus, OH                              4Q01
Aspen Grove                                        Denver, CO                                4Q01
The Gateway                                        Salt Lake City, UT                        4Q01
Promenade at Sagemore                              Marlton, NJ                               4Q01